Principal Exchange-Traded Funds 711 High Street, Des Moines, IA 50392 515 247 5111 tel

June 9, 2022

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE:    Principal Exchange-Traded Funds (the “Registrant”)
Post-Effective Amendment No. 108 to Registration Statement on Form N-1A
File No. 333-201935

I am Assistant Counsel and Assistant Secretary for the above-referenced Registrant, and have reviewed the attached post-effective amendment, which is being filed pursuant to Rule 485(b) under the Securities Act of 1933, as amended. I hereby represent that the amendment does not contain disclosures that would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Laura B. Latham

Laura B. Latham
Assistant Counsel and Assistant Secretary, Registrant

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